Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements of Applied Cellular Technology, Inc. as of and for the year ended December 31, 1997 of Applied Cellular Technology, Inc. in the Form 10-K for the year ended December 31, 1998 of Applied Cellular Technology, Inc.


                                           /S/ Rubin, Brown, Gornstein & Co. LLP
                                           -------------------------------------

Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
December 1, 1999